UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/17/2009

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On September 17, 2009, NewPage Corporation (the "Company") entered into a Purchase Agreement with Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Citigroup Global Markets Inc. as representatives of the purchasers named therein (together the "Purchasers"), pursuant to which the Company agreed to issue and sell to the Purchasers $1.7 billion in aggregate principal amount of its 11.375% senior secured notes due 2014 (the "Notes") in a private placement in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). Unless and until the Notes are registered under the Securities Act, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Purchase Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated by reference herein in response to this Item 1.01.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

1.1         Purchase Agreement dated September 17, 2009, between NewPage Corporation and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: September 23, 2009	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Secretary

NewPage Corporation

Date: September 23, 2009	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-1.1	Purchase Agreement